Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WELSIS CORP.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

8000

(Primary Standard Industrial Classification Code Number)

98-1620699

(IRS Employer Identification No.)

WELSIS CORP.

Bulevar Mihajla Pupina 115

Belgrade, Serbia 11070

Telephone: +13855009709

Email: info@psychologist-24.com

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

InCorp Services, Inc.

1910 Thomes Ave

Cheyenne, Wyoming 82001

Telephone: +18002462677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	4,000,000	$0.03	$120,000	$11.12

(1)	There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated December 13, 2021

PRELIMINARY PROSPECTUS

WELSIS CORP.

UP TO 4,000,000 SHARES OF COMMON STOCK AT $0.03 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Welsis Corp., a Wyoming corporation, and no public market exists for the securities being offered. Welsis Corp. is offering for sale a total of up to 4,000,000 shares of common stock at a fixed price of $0.03 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Danilo Vukadinovic, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. We will pay all expenses incurred in this offering.

In offering the securities on our behalf, Mr. Vukadinovic will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Welsis Corp. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Welsis Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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WELSIS CORP.

Bulevar Mihajla Pupina 115

Belgrade, Serbia 11070

+13855009709

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Welsis Corp." are to Welsis Corp.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is neither an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

GENERAL INFORMATION ABOUT OUR COMPANY

Welsis Corp. was incorporated on August 16, 2021 under the laws of the state of Wyoming. We are a development stage company that is providing an online psychological help services through our website, which are also known as teletherapy or telepsychology services. We have purchased a website and mobile application prototype known as “Psychologist-24”, the website and mobile application already working but still need additional extension and improvement as they have limited functionality. The Mobile Application and Website Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

Our business is an online service that leverages smart mobility platform and is intended to provide clients with a convenient and effective communication with the psychologists via multiple communication channels: phone and video calls, chat and messenger. Our “Psychologist-24” website and app enables consumers to find the best psychologists for their needs and get a real-time a professional consultation from the licensed, accredited, trained and highly experienced psychologists, covering a wide range of areas: work and career, money, body and health, relationships, family, children, depression and apathy, love support, low self-esteem etc.

Telepsychology is essentially just as effective as face-to-face therapy, but the retention rates are higher. However, our telepsychology online application will offer additional capabilities:

-	convenient and multifunctional online platform
-	multiple communication methods available
-	affordable price and efficient pricing tools (cheaper than traditional therapy)
-	anonymity and confidentiality
-	professional opinion from qualified and experienced psychologists
-	rating system
-	an opportunity to save the client’s time and to choose a convenient date and time for a session
-	no physical meeting and lack of physical contact
-	effective solutions with the help of our chat bot that can match with the therapist in accordance to the customer’s request and problem.
-	customers support 24/7

We provide the psychological support for adolescents (from 14 years) and adults, for men and women, therapy for individuals, couples and families. Also we plan to provide mental health care to specific communities, for example to the corporative sector of business in a form of corporate group sessions or individual ones.

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Telepsychology services, like a traditional psychological help, facilitates therapists providing their services to the customers for a fee. The Company’s revenues are expected to be derived primarily from the clients who will get the professional psychological help from our psychologists. While our mobile application is in development we anticipate to earn revenue from our psychological help services to the customers through our website and other different ways of promotions, for example “mouth-to-mouth” strategy or banner advertisement. In future, we anticipate receiving much more revenue as soon as the development of our application is completed and we successfully launch it. Currently, we have a working prototype of mobile application for Android mobile platform with limited functionality. And we are going to spread it to Apple Store too. Also, we have made high-level decisions about the future features and design of our proposed application.

At the present there is no assurance that we will be successful in providing our services.

We have developed a full business plan. We are offering our services to the clients in Serbia and then we are going to spread our services in other European countries.

From inception on August 16, 2021 until the date of this filing, we have had limited operating activities. Our financial statements from inception on August 16, 2021 through September 30, 2021 reports $55,600 in Accounts Payable (Purchase of the Website and Mobile Application) and a net loss of $900 consisting of $300 Incorporation fees; the Company issued common stock 2,000,000 shares at par value $0.0001 in consideration of $200 to pay partial Incorporation fees expenses; and $600 in accounts payable for consulting fee due to a director for month of August 2021 to run the company. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended September 30, 2021, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We maintain our statutory registered agent’s office at 1910 Thomes Ave, Cheyenne, WY 82001.

Our business office is located at Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070. Our telephone number is +13855009709 and our email address is info@psychologist-24.com

Our President, Danilo Vukadinovic, will offer the shares of our common stock to his friends, family members and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our directors will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Markets quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities offered:	Up to 4,000,000 shares of our common stock, par value $0.0001 per share. A total of 4,000,000 shares are being offered.

Offering price:	$0.03

Duration of the offering:	The 4,000,000 shares of common stock are being offered for a period not to exceed 240 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:	$120,000

Use of proceeds:	See “Use of Proceeds” and the other information in this prospectus.

Shares outstanding prior to the offering:	2,000,000

Shares outstanding after the offering:	6,000,000, assuming the entire offering is sold.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Summary Financial Information

The following Financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of September 30, 2021 (audited)
Balance Sheet
Total Assets	$39,334
Total Liabilities	(96,033)
Stockholders’ Deficit	$(56,699)

As of September 30, 2021 (audited)
Income Statement
Revenue	$–
Total Expenses	56,899
Net Loss	$(56,899)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock of Welsis Corp., you should carefully consider the risks described below and the other information in this prospectus. If any of the following risks or the risks which may or may not be foreseen and might not be included below occurs, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on August 16, 2021; we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

IF OUR BUSINESS PLAN FAILS, WE WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The telehealth and teletherapy business sector is rather competitive. The sector includes large, established international companies and services which have better brand recognition, price and marketing capabilities. So, the competitors of our business will have greater financial resources and may be able to withstand price competition and attract customers better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with the existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

BECAUSE OUR TELEHEALTH PLATFORM WILL NOT BE PATENT PROTECTED, OTHER COMPETITORS COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our online telehealth platform, which will allow connecting our customers with the therapists. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS DEPENDS ON OUR ABILITY TO RAISE FUNDING. FURTHERMORE, THERE IS A RISK ASSOCIATED WITH THE BUSINESS DEPENDENCE ON THE MARKET IN SERBIA.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Serbia could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Welsis Corp. is safe.

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BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have not yet commenced offering telepsychology services through our application and are still in the process of developing the application for use, we have only a prototype of our application and we are offering our services through the website. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on August 16, 2021 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in the design, testing, rollout, and marketing of new computer applications.

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE WE RELY ON DANILO VUKADINOVIC, OUR SOLE OFFICER AND DIRECTOR, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HIS SERVICES.

We depend on the services of our sole officer and director, Danilo Vukadinovic, for the future success of our business. The loss of the services of our director could result in the failure of our business and could have an adverse effect on our business, financial condition and results of operations. Danilo Vukadinovic is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Welsis Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, MR. VUKADINOVIC, CURRENTLY DEVOTES APPROXIMATELY 30 HOURS PER WEEK TO OUR COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE THE COMPANY’S AFFAIRS WHICH COULD FURTHER RESULT IN NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Vukadinovic. We have not formulated a plan to resolve any possible conflicts of interests if any appear with his other business activities. Currently there are no any conflicts of interests with our sole officer and his business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

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IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation on August 16, 2021 until September 30, 2021, we incurred cumulative net losses of $900. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

BECAUSE OUR COMPANY’S HEADQUARTER, ASSETS AND DIRECTOR ARE IN OTHER COUNTRY, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Wyoming, our officer and Director is a non-resident of the USA and our headquarters and assets are located outside the United States. Our headquarters and major assets are located in Serbia. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Serbia court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

THE CORONAVIRUS (COVID-19) PANDEMIC COULD ADVERSELY IMPACT THE DEMAND FOR OUR TELEHEALTH PRODUCTS AND SERVICES AND OUR OPERATING RESULTS; IT COULD INCREASE THE LIKELIHOOD THAT OUR BUSINESS FAILS.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, its impact on the financial markets in which we operate.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE ENCUMBRANCE UPON THE COMPANY WITHOUT PROVIDING EQUITABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

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RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9, WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Markets upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer and director, who will receive no commissions. He will offer the shares to friends and relatives, acquaintances and business associates. Unless he is successful in selling at least 25% of the shares and receiving $30,000 in the proceeds from this offering, we may have to seek alternative financing to operate our business.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOIDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MAТTERS REQUIRING STОСКНОLDER АРPROVAL TНАТ СOULD AҒFЕСТ YOUR АВILIТY ТO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Currently 33.3% of all shares of common stock of our Company are beneficially owned by all officers and directors as a group. After the completion of this offering, our management will own major of our common stock. In the event that fewer than the maximum shares of the offering are sold, management's percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

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We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our directors who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Danilo Vukadinovic, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

ANY FUTURE SALE OF STOCK HELD BY EXISTING STOCKHOLDER OF THE COMPANY, WHO WILL HOLD APPROXIMATELY 33.3% OF OUR TOTAL ISSUED AND OUTSTANDING SHARES AFTER COMPLETION OF THIS OFFERING, COULD SEVERELY IMPACT THE MARKET PRICE OF OUR STOCK.

Since inception, a total of 2,000,000 shares of common stock have been issued to Danilo Vukadinovic, our sole officer and director and our only existing principal stockholder. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Danilo Vukadinovic after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Vukadinovic does not currently have any plans to sell his shares at any time after this offering is completed.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

1.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
2.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
3.	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
4.	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
5.	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

OUR STATUS AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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USE OF PROCEEDS

Our public offering of 4,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following Use of Proceeds table sets forth the uses of proceeds assuming the sale of 25% (i.e., $30,000), 50% (i.e., $60,000), 75% (i.e., $90,000), and 100% (i.e., $120,000) of the securities we are offering for sale. There is no assurance that we will raise the full $120,000 as anticipated.

Use of Proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity.

Our detailed description of the Use of Proceeds in the “Plan of Distribution” section of this prospectus.

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Cost associated with this offering	$14,000	$14,000	$14,000	$14,000
Website and mobile application completion	9,000	30,000	43,000	60,000
Application launch, marketing and advertising	5,000	12,000	24,000	30,000
General working capital	1,000	2,000	5,000	10,000
Computer equipment and customer service training	1,000	2,000	4,000	6,000
Total	$30,000	$60,000	$90,000	$120,000

For purposes of deciding which ones to draw funds from, we will prioritize our objectives according to the order they show up our Use of Proceed table. For example, cost associated with this offering and application development has higher priority than Computer equipment and customer service training.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Common Stock offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

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DETERMINATION OF THE OFFERING PRICE

We arbitrarily determined the price of the 4,000,000 shares being offered pursuant to this prospectus. The price of $0.03 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2021, the net tangible book value of our shares was $(1,533) or approximately $(0.00077) per share, based upon 2,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after September 30, 2021. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution to Purchasers of Shares in This Offering

Percent of Offering Completed	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.03	$0.03	$0.03	$0.03
Shares after offering	3,000,000	4,000,000	5,000,000	6,000,000
Book value before distribution per share	$(0.0008)	$(0.0008)	$(0.0008)	(0.0008)
Increase in book value per share	0.0103	0.0154	0.0185	0.0205
Book value after distribution per share	$0.0095	$0.0146	$0.0177	$0.0197
Dilution to purchasers	$0.0205	$0.0154	$0.0123	$0.0103
Dilution as percentage	68%	51%	41%	34%
% ownership of old shareholders	67%	50%	40%	33%
% ownership of new shareholders	33%	50%	60%	67%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	2,000,000	33.3%	$200
Investors in this Offering	$0.03	4,000,000	66.7%	$120,000

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our Mr. Vukadinovic to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Danilo Vukadinovic, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business associates. In offering the securities on our behalf, Mr. Vukadinovic will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Vukadinovic will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A)  primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period not to exceed 240 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

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The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Welsis Corp.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Our authorized capital stock consists of 4,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operation.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

STOCK OPTIONS GRANTS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The validity of the Common Stock offered hereby will be passed upon by Law Offices of Michael H. Hoffman, PA., a professional law corporation.

Our audited financial statements and the registration statements included in this prospectus for the period from inception to September 30, 2021 have been audited by BF Borgers CPA PC.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

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DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Welsis Corp. was incorporated in the State of Wyoming and established on August 16, 2021. The Company has no revenue and has incurred losses since inception. We are a development-stage company formed to commence operations concerned with the virtual psychological therapy that is also known as teletherapy or telepsychology services. We have developed a full business plan. Our Company provides the psychological support for adolescents (from 14 years) and adults, for men and women, therapy for individuals, couples and families. Also we plan to provide mental health care to specific communities, for example to the corporative sector of business in a form of corporate group sessions or individual ones. We have purchased a website and the prototype of online services mobile platform application known as “Psychologist-24” for $40,000. The Mobile Application and Website Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement. We have issued a Note - Payable; it is filed as Exhibit 10.5 to this Registration Statement.

Also we have entered into the Mobile Application Development Agreement with SMARTICS LLC, who will develop and extend our mobile application prototype. The Agreement is filed as Exhibit 10.3 to this Registration Statement.

We maintain our statutory registered agent’s office at 1910 Thomes Ave, Cheyenne, WY 82001. Our business office is located at Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070. Our telephone number is +13855009709.

A lot of people do not have any access to the psychological therapy because of where they live or because traditional therapy is too expensive. Our application will help to close this gap. Telepsychology is essentially just as effective as face-to-face therapy, but the retention rates are higher.

Our telepsychology online application will offer additional capabilities:

-	convenient and multifunctional online platform
-	multiple communication methods available
-	affordable price and efficient pricing tools (cheaper than traditional therapy)
-	anonymity and confidentiality
-	professional opinion from qualified and experienced psychologists
-	rating systems
-	an opportunity to save the client’s time and to choose a convenient date and time for a session
-	no physical meeting and lack of physical contact
-	effective solutions with the help of our chat bot that can match with the therapist in accordance to the customer’s request and problem. If the client has doubts about choosing a psychologist, he can tell about his situation to our manager and he will help the customer to choose the best specialist according to the client's needs.
-	customer support 24/7

“Psychologist-24” - is an online service that leverages smart mobility platforms and helps to get a qualified help from licensed, accredited, trained and highly experienced therapists covering a wide range of areas: work and career, money, body and health, relationships, family, children, depression and apathy, love support, low self-esteem etc.

The application that is being developed using independent contractors is intended to provide clients with convenient and effective communication with psychologists via multiple communication channels: phone and video calls, chat and messenger.

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We have entered into Mobile Application and Website Purchase Agreement with SMARTICS LLC for total consideration of Forty Thousand Dollars (US $40,000.00). The Mobile Application and Website Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement. We have issued a Note - Payable; it is filed as Exhibit 10.5 to this Registration Statement. Our acquisition of the application and the website includes a 100% interest in all software comprising the application, as well as the corresponding website domain https://psychologist-24.com, content, and all incorporated technology. We will also own the operational data and databases relating to the application. However, the vendor is not permitted to use the data for any purpose that competes directly or indirectly with our use and operation of the application for online psychology help.

To date, we already have the website and the application prototype, but the application is still under development and requires the implementation of many additional functions, features and systems. We have entered into the Mobile Application Development Agreement with SMARTICS LLC, who will develop and extend our mobile application prototype. The Agreement is filed as Exhibit 10.3 to this Registration Statement.

We offer our services to the clients in Serbia right now through our website and in future we are going to offer our services also through mobile application and not only in Serbia, also in other European countries.

We believe that radical data interoperability is a required foundational capability to enable mental health care and telepsychology providers, such as our company to deliver effectively client-facing programs and associated technologies. When implemented correctly, it can help greatly improve care delivery and customer empowerment and provide a solid return on investment (ROI).

REVENUE

We will propose multiple subscription plans: prepaid for the session/sessions, as well as prepaid for the monthly subscription/subscriptions. We are charging from the customers an amount of $45 for one session that lasts 50 minutes.

Italso will be an opportunity to choose other prepaid plans. The more sessions the client buys, the cheaper the price for 1 session will be.

For sessions:

1)	1 session (50 minutes) for the price of $45
2)	5 sessions (250 minutes) for the price of $220
3)	10 sessions (500 minutes) for the price of $400

For subscriptions, that last for 1 calendar month:

1)	2 sessions for the price of $90
2)	4 sessions for the price of $170
3)	6 sessions for the price of $250

In addition, we plan to introduce a loyalty program for regular customers who will receive additional discounts on the prices of the consultations. There will be also an opportunity for the customers to purchase a gift certificate with a promo code and give it to a loved one or relative who, in their opinion, need a professional consultation or would like to make an appointment for the session with the psychologist.

In our application will be the convenient and secure payment system for our services (sessions and subscriptions) via the bank card using different local and international payment services.

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Approximately we will retain around 25-30% of the total fee paid by the customers. The freelance psychologists will receive their payments for each session that consists of 50 minutes of consultation via a weekly direct deposit to their bank accounts.

Over time, when we have established a market for our services, we may adjust this percentage so that we retain a greater percentage of revenue.

We are going to hire freelance psychologists. When signing the agreement with the psychologists we will collect and check all the information about them. We will require each of them to have more than 3 years verifiable practical experience as a psychologist, the diploma of according high education and the appropriate license.

MOBILE APPLICATION AND WEBSITE PURCHASE

We have entered into Mobile Application and Website Purchase Agreement with SMARTICS LLC for the amount of $40,000. We have issued a Note Payable.

We have entered into Mobile Application Development Agreement with SMARTICS LLC, who will develop and extend our mobile application prototype.

Our mobile application.

Currently, we have a prototype of mobile application for Android platform known as “Psychologist-24”. The address in Play Market is https://play.google.com/store/apps/details?id=com.psychologist24 /. Our app is still in the process of developing and currently we have only working prototype with limited functionality. In addition, we plan to refine it, expand its functionality and implement a lot of new useful features and systems.

The server part of the application is written on the NodeJS software platform. The server communicates with the client through http requests. The clients’ part (the application) is written on the Flutter platform, using the Dart programming language. All user data is stored on a server in a PostgreSQL database. On a mobile device, all data is stored using Hive. This database is faster than SQL lite, so it was chosen.

The main functionality features and opportunities of currently application prototype are:

•	To register a client account using an email address, as well as using Facebook and Google accounts.

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•	To get acquainted with the list of psychologists, their specialization and detailed information about them.
•	To make an appointment for a session choosing a convenient date and time.
•	To make a phone call.
•	To make a video call.
•	To chat with a specialist.

•	To view the balance of the remaining sessions/subscriptions.

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•	Pricelist with prices for a certain number of sessions/subscriptions and the opportunity to choose the most suitable option for buying sessions/subscriptions.
•	Promo codes and gift certificates.
•	Page with history of payments and completed sessions.

•	Functional calendar, that helps to see the available information about upcoming sessions and tasks from the therapist.

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•	Menu with tasks from a psychologist and the ability to see the current stage of the tasks.

•	Multifunctional chat bot that matches the psychologist with the client and meets the customer's requests. It is enough to use the chat bot and answer for some questions that relate to the client’s problem. Then, the system analyzes the answers to the customer's questions and automatically generates the best options for him in real time. As a result, the client gets a list of professionals who specialize in his problem with the opportunity to make an online appointment or contact a specialist directly to clarify some details.

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•	Push notifications and reminders (news, upcoming sessions and tasks from the psychologist). Opportunity to switch on/switch off the notifications and reminders, as well as the opportunity to set reminders 1 hour/3 hours/1 day before the session starts.
•	Two languages available: Serbian and English.
•	Page with different profile settings.
•	To contact a customer support specialist.

Here are some of the technologies that we intend successfully work with and which will be implemented in our project, and the next steps in developing “Psychologist-24” application will be:

•	Improvement of security and privacy system.
•	Implementation of various online payment methods via the bank card, Google pay, etc. (local and international payment services) .
•	Improvement and making our chat bot more functional. Chat bots and virtual assistants perform many functions, from customer service and diagnostic tools to virtual therapists. Speech recognition technology continues to improve and user interest in voice search is growing. For high-quality and free communication with our platform, we plan to improve the virtual assistant, which will meet all the wishes of our customers.
•	Implementation of history of correspondence.

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•	Implementation and improving the systems powered by cloud and data and analytics tools to enable real-time, smart digital therapy.
•	Using interoperable data and platforms supported by deep learning capabilities, and behavioral research to shape consumer beliefs and actions.
•	Implementation of Robotic process automation (RPA). Process automation and robotization would allow automating routine administrative tasks, free up psychologists’ time, reducing errors and saving money. It will be used for admission scheduling, application processing and general workflow automation.
•	Applying Artificial intelligence (AI), and other technologies to personalize therapy, enable real-time care interventions, and provide behavioral nudges. Artificial intelligence and deep learning can be used to help achieve better patient outcomes. AI technology also helps automate the teletherapy process, from planning to consultations, examinations, diagnostics and billing, and helps therapists to make decisions.
•	Implementation of Machine learning (ML). ML and automation help streamline working processes, map psychological disorders, personalize treatment. Machine learning can also be used to create smart electronic medical records and much more.
•	Finalization and optimization of the design. The third-party app development company will gather the requirements and agree on the UX (User Experience) options using wire-framing techniques. Once the UX design is defined, it will be developed into a UI (User Interface) design. Once the UX & UI are complete, it will be passed on to the development team. Outcome of this phase will be a complete final version of the design of the Psygologist-24 Application.

Our website.

Our website address is https://psychologist-24.com/. Currently it is serviced and ready for use. In addition, we plan to refine and expand it.

At first, we plan to attract potential customers to our website to familiarize themselves with the list and description of our services, to introduce our online platform, and its capabilities.

The website provides more detailed information about our company, project and the services which we propose. There is also an opportunity to use our chat bot, to see the details about psychologists, to read the answers in “F.A.Q” section and see the contact information and get customers support.

MOBILE APPLICATION AND WEBSITE PURCHASE AGREEMENT

The Mobile Application and Website Purchase Agreement (the "Agreement ") is made effective on September 1, 2021 (the "Effective Date"), by and between SMARTICS LLC, Dekarska str. 7, Warsaw, Poland 02-413 (the "Developer"), and WELSIS CORP., Bulevar Mihajla Pupina 115, Belgrade, Serbia 11070 (the "Client "). It is filed as Exhibit 10.2 to this Registration Statement.

Purchase

The (“Developer”) hereby transfers to the (“Client”) the working prototype of the application “Psychologist-24” and the operative website; the domain name https://psychologist-24.com/ (the "Website "), and any other rights associated with the Application and the Website, including, without limitation, any intellectual property rights, all logos, customer lists and agreements, social media accounts, email lists, passwords, usernames and trade names, and other Purchased Assets.

Payment terms

On the terms and subject to the fulfillment of the conditions of this Agreement, the Developer agrees to sell, assign and transfer to the Client, and the Client agrees to purchase from the Developer the Prototype of the Application and the Website for Forty Thousand Dollars (US $40,000.00).

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Developer representations

The Developer has all necessary right, power and authorization to sign and perform all the obligations under this Agreement. The Client gets the exclusive ownership of the Application "Psychologist-24" and the Website and there are no current disputes or threat of disputes with any third party over the proprietary rights to the Application and the Website or any of the content.

The execution and performance of this Agreement by the Client will not constitute or result in a violation of any material agreement to which the Developer is a party.

MARKET OVERVIEW

According to a Frost & Sullivan report, the global digital health market is expected to reach $234 billion by 2023, up from $147 billion in 2019, of which the healthcare IT sub-segment will have the largest market share. One of the main drivers of this significant growth is the shift in the focus of the healthcare industry towards value-based or patient-centered care, which bridges the gap between what clients want and what the healthcare system can provide. According to Deloitte, these new healthcare models will be driven by cutting-edge telemedicine software solutions that shape the future of the industry in terms of predictability, prevention and personalization:

-	Solutions in the field of Cloud Computing;
-	5G (fifth generation) technology designed to support ultra-reliable, low-latency and large-scale data transmission;
-	Radical interoperability and open platforms that make medical information more accessible;
-	Artificial intelligence (AI) to improve the accuracy of diagnosis and the effectiveness of treatment;
-	Natural speech processing (NLP), which can be implemented in medical chat bots, to create detailed medical notes through oral or written sentences;
-	Big data analytics, which already helps to interpret medical images more accurately than practitioners do;
-	Data as a Platform (DaaP);
-	Virtual reality (VR) as a safer alternative to drugs for the relief of pain, for the treatment of mental disorders; VR simulations of operations for better planning and training of medical personnel, etc.
-	Robotics, sensors on portable devices and medical IoT;
-	Block chain systems that help combine data from numerous medical systems, pharmacies, streamline insurance claims, control and track medical product supply chains, and much more;
-	Platforms for training.

With the continuous improvement of smartphones, tablets, wearable and other portable wireless devices, as well as the rapid growth of the mobile application market, the development of telemedicine applications opens up new opportunities to increase revenues, reduce costs and improve patient care, both for healthcare institutions and for telemedicine software vendors.

After the COVID-19 pandemic appeared, the telehealth industry has started a big growth and attracted more people interested in getting help mostly from home without any personal contacts with therapists.

All over the world the numerous of companies started to provide such services.

Currently, there is a tendency for the growth and development of telemedicine services on the market over the globe.

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A number of factors contribute to driving the growth of telepsychology market:

-	Increasing Smartphone and Internet Penetration: As telehealth is an internet-enabled service, internet connectivity is the basic requirement for these services all over the world. The users are required to download an application on their smartphone and use data services to access the app and other communication services related to it (video calls, messages etc.).
-	Higher price for the traditional psychological therapy rather than virtual help;
-	Desire to remain anonymous and confidentiality;
-	Lack of direct/eye-to-eye contacts with psychologists or other specialists;
-	Desire to choose a suitable time for the session;
-	The ability to choose a professional specialist and change him to another for various reasons.

COMPETITION

There is intense competition between teletherapy companies and online services of psychological help.

There are numerous global companies in the industry. Among them: Better Help, Talkspace, Circles, Rethink My Therapy, Regain and others. They provide their services in English, as usual, but they do not provide services in Serbian. And most of these companies are privately held; therefore our future competitors will be substantially larger than our Company and have greater financial and technical resources, industry expertise, and managerial capabilities than we have. Most of our competitors benefit from established brand awareness with current and prospective customers.

We believe that industry competition for customers is primarily based on brand recognition, marketing, price, and quality of service. We hope to be able to compete effectively based on these factors though we primarily hope to develop a niche market firstly in Serbia then we plan to operate over the European countries.

MARKETING & SALES STRATEGY

We are going to spend a great part of proceeds on the development of our website and mobile application and extension of functionality in order to attract more potential customers and to make our services more desirable.

Also, we are going to spend a big part of proceeds on advertising and marketing of our services.

Firstly, our sole officer and director, Danilo Vukadinovic will promote our products mouth-to-mouth until our platform “Psychologist-24” is being full completed, also we will promote our services through the website, even while it is still developing, and it is already working. Eventually, we intend to employ the freelance marketing manager, who will be response for the online advertising and sales.

We plan for our app to be marketed in such ways:

-	Social Media: We intend to spread word of “Psychologist-24” through popular social network platforms such as Twitter, Facebook, Instagram, LinkedIn, YouTube, blogs etc. We plan to create forums for users to engage with and support our product, such as a Facebook page, blog entries and tweets that followers can re-post or link to.
-	Various App review websites.
-	Advertising: We plan to advertise on mobile ad networks, such as Admob, Quattro, etc. Mobile ad networks can target users by country, device, and category. Also, we intend to use Google, Facebook, Instagram and YouTube contextual advertising to attract the attention of users who search information related to psychology and mental health. We have budgeted $5,000 for this purpose assuming we are able to raise at least $30,000 gross in this Offering.
-	Press Releases: We will send out a press release in order to get “Psychologist-24” App noticed by the traditional media - newspapers and magazines.

If we do not have enough money for marketing campaign it can badly effect on our business.

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EMPLOYEES; CONTRACTS

We are a development stage company and currently have no employees, other than our sole officer, Mr. Vukadinovic. We have executed a Consulting Agreement with our sole officer and director Danilo Vukadinovic. Agreement is filed as Exhibit 10.1 to this Registration Statement.

PATENTS AND TRADEMARK

Currently, we do not own, either legally or beneficially, any patents or trademarks.

OFFICES

Our business office is located at Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070 and our phone number is +13855009709.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. These laws, regulations, and standards govern issues such as worker classification, labor and employment, anti-discrimination, payments, worker confidentiality obligations, product liability, environmental protection, personal injury, text messaging, subscription services, intellectual property, consumer protection and warnings, marketing, taxation, privacy, data security, competition, unionizing and collective action, arbitration agreements and class action waiver provisions, terms of service, mobile application and website accessibility, money transmittal, and background checks. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Serbia and to operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Welsis Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1, 07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1,07 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1,07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

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•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company. Further, this space has been provided by our sole executive Mr. Danilo Vukadinovic for free.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC Markets to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC Markets.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

-	toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;
-	the compensation of the broker-dealer and its salesperson in the transaction;
-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

ELECTION UNDER SECTION 107(b) OF THE JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including the information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of some important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. We have limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred operating expenses of $1,733 for company setup and professional fees since inception to September 30, 2021.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan of developing and launching our application. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

PLAN OF OPERATION

Our plan of operations over the 12-month period following successful completion of our offering is:

-	to launch the application and telepsychology service in conjunction with marketing and advertising campaign,
-	to acquire computer equipment and supplies that are necessary to provide customer and support service and also to train the staff.

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We anticipate achieving the following business milestones in the 12 months after the completion is as follows:

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Cost associated with this offering	$14,000	$14,000	$14,000	$14,000
Website and mobile application completion	$9,000	$30,000	$43,000	$60,000
Application launch, marketing and advertising	$5,000	$12,000	$24,000	$30,000
General working capital	$1,000	$2,000	$5,000	$10,000
Computer equipment and customer service training	$1,000	$2,000	$4,000	$6,000
Total	$30,000	$60,000	$90,000	$120,000

Website and mobile application completion. Estimated Cost $9,000 – 60,000.

From the date of completion of the offering, the Developer of the prototype of the application “Psychologist-24” will work to complete the application.

The cost of this development will be $55,000. Mobile Application Development Agreement with SMARTICS LLC is filed as Exhibit 10.3 to this Registration Statement.

Following the completion of the “Psychologist-24” application, our independent software development contractors will test the application for commercial use. We expect that this testing will take approximately 3 months.

Application launch, marketing and advertising. Estimated Cost $5,000-30,000.

Upon the successful testing of our application and the completion of other required modifications and functions to the application software, we will launch the application for public consumer use and also market our services in Serbia. We anticipate that the cost of the launch and marketing will be from $5,000 to $30,000. Our sole officer and director, Danilo Vukadinovic, will be responsible for organizing the launch of the application and will oversee the marketing of our application. We plan to spend money to pay for Google, Facebook and Instagram contextual advertising, to attract the attention of users who search information related to the psychology and intend to use the YouTube advertisements. We anticipate that the preparation for the launch of the “Psychologist-24” application and our marketing will take approximately up to 5 months.

Computer equipment and facilities; customer service training. Estimated Cost $1,000-6,000.

Together with the preparation of launching the application and to market our application, we will acquire some computer equipment and facilities for the needs of customer service staff.

At the same time we also intend to train customer service personnel in order to provide customer support services for our business. We believe that training personnel in building virtual interpersonal relationships could be a major step toward improving consumers’ virtual visit experience.

We anticipate that the cost of acquiring computer equipment and facilities, as well as training customer service staff will cost approximately $1,000 - $6,000. We anticipate that this process will take about 5 months.

We intend to fund the above-noted expenses from the proceeds of our offering and from the loan of our Director. Director has verbally agreed to loan us funds to fully implement our business plan.

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LIQUIDITY AND CAPITAL RESOURCES

Our cash balance is $0 (nil) as of September 30, 2021. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Danilo Vukadinovic, our Chairman and President, who verbally agreed that he may be willing to provide funds required to maintain the reporting status and to implement our business plan in a form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes that if the Company cannot maintain its reporting status with the SEC and implements even a part of the Company's business plan, they will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

We have entered into the Mobile Application and Website Purchase Agreement with SMARTICS LLC, 30 N Gould St Sheridan, WY 82801 (the "Developer") for the amount of $40,000. We have filed the Agreement as the Exhibit 10.2 to this Registration Statement. We have issued a Note Payable to SMARTICS LLC. Note Payable is filed as Exhibit 10.5 to this Registration Statement.

Currently, we have a prototype of mobile application for Android platform with limited functionality, known as “Psychologist-24”. The address in Play Market is https://play.google.com/store/apps/details?id=com.psychologist24 /. Our app still need extension as currently it has only limited functionality. In addition, we plan to refine it, expand its functionality and implement a lot of new useful features and systems. We have entered into Mobile Application Development Agreement with SMARTICS LLC. We have filed the Agreement as the Exhibit 10.3 to this Registration Statement.

Our website address is https://psychologist-24.com/. Currently it is serviced and ready for use. In addition, we plan to refine and expand it to. At first, we plan to attract potential customers to our website to familiarize themselves with the list and description of our services, to introduce our online platform, and its capabilities. The website provides more detailed information about our company, project and the services which we propose. There is also an opportunity to use our chat bot, to see the details about psychologists, to read the answers in “F.A.Q” section and see the contact information and get customers support.

As of September 30, 2021, Mr. Vukadinovic advanced us $300 for company Incorporation expenses. The Company issued common shares 2,000,000 at par value $0.0001 for the amount of $200 to partially cover the director’s expenses; Therefore, accounts payable-related party to Mr. Vukadinovic is currently $100. Mr. Vukadinovic however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Being a development stage company, we have very limited operating history. After the twelve months period we may need additional financing.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES AND DISAGREEMENT WITH ACCOUNTANTS

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended September 30, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended September 30, 2021.

During the fiscal years ended September 30, 2021 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of 1 (one) year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

 Our executive officer and director, his name, age, and his positions as of the date of this prospectus are as follows:

Name and Address	Age	Position(s)
Danilo Vukadinovic	49	President,
Bulevar Mihajla Pupina 115,		Chief Financial Officer,
Belgrade,		Chief Executive Officer,
Serbia 11070		Sole Director

Danilo Vukadinovic has been holding the above stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Danilo Vukadinovic is currently the Sole Officer/Director and control person of Welsis Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Danilo Vukadinovic, Age 49

Mr. Danilo Vukadinovic has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on August 16, 2021.

He has got the degree in Trade Marketing and Management. He had been working as a self-employed project manager for the last 10 years.

The main tasks of Danilo Vukadinovic during this period were:

-	Achieving the project goals and the client requirements(efficient task execution, ensuring a high level of client satisfaction);
-	Achieving the management and the company goals (financial performance);
-	Achieving the team members’ goals (motivation, assistance in the implementation of career goals, conflict prevention).

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Among the main responsibilities were: creating a product development plan; team organization; setting up the working process of the project; providing feedback between the teams and the customers; quality control; product completion in time; project documentation; analysis of possible risks; participation in the selection and approval of the project team; determination of the required resources and working environment; setting up a workflow in a team (development, testing, working with requirements); prioritization of the tasks; organization of the team's work schedule; creation of a transparent communication environment between all participants in the process; communication with the customers, providing the progress reports, the project presentations, demo versions, prototypes.

Certifications

Product Management

Business Management

Such qualities of Danilo Vukadinovic as: creativity, leadership skills, analytic skills, the ability to convince, inspire and unite the team, sociability, stress tolerance and responsibility lead us to the conclusion that he is a suitable person to manage our business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

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EXECUTIVE COMPENSATION

On September 1, 2021, we have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $600 monthly compensation. Agreement is filed as Exhibit 10.1 to this Registration Statement. However, this amount is being deferred as liability to the company until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Danilo Vukadinovic, President, CEO, CFO	2021	$600	$0	$0	$0	$0	$0	$0	$600

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2021

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Danilo Vukadinovic	0	0	0	0	0	0	0	0	0

38

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Danilo Vukadinovic	0	0	0	0	0	0	0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Danilo Vukadinovic Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070	2,000,000	100%
All directors and executive officers as a group (1 person)	Danilo Vukadinovic Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070	2,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of September 30, 2021 we have issued 2,000,000 shares of company common stock valued at 0.0001 per share to Danilo Vukadinovic in the capacity of Director of the Company in consideration of $200 to pay company expenses and keep on top of the business development.

As of September 30, 2021 the Company had a loan outstanding with a related party: Mr. Danilo Vukadinovic, our Director, who has given us a loan in the amount of $100. The loan is non-interest bearing, due upon demand and unsecured. No principal of this loan has been repaid yet.

40

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to September 30, 2021 can be found on page F-1.

41

WELSIS CORP.

CONDENSED FINANCIAL STATEMENT (AUDITED)

FOR THE YEAR ENDED SEPTEMBER 30, 2021

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Welsis Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Welsis Corp. (the "Company") as of September 30, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the period August 16, 2021 (Inception) through September 30, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for the period August 16, 2021 (Inception) through September 30, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

December 10, 2021

F-2

WELSIS CORP.

BALANCE SHEET

From August 16, 2021 (Inception) to September 30, 2021
ASSETS

Current Assets
Cash and Cash Equivalents	$–
Total Current Assets	–
Non-Current Intangible Assets
Mobile Application and Website Development	39,334
Total Non- Current Intangible Assets	39,334
Total Assets	$39,334
LIABILITIES
Current liabilities
Accounts Payable – Related party	$100
Interest Payable	333
Accounts Payable	55,600
Total current liabilities	56,033
Long term liabilities
Notes Payable	40,000
Total long term liabilities	40,000
Total Liabilities	96,033

Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding	200
Additional paid-in-capital	–
Accumulated deficit	(56,899)
Total Stockholders’ Equity	(56,699)

Total Liabilities and Stockholders’ Equity	$34,334

The accompanying notes are an integral part of these financial statements.

F-3

WELSIS CORP.

STATEMENT OF OPERATIONS

From August 16, 2021 (Inception) to September 30, 2021

REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	56,899
TOTAL OPERATING EXPENSES	$(56,899)

NET INCOME (LOSS) FROM OPERATIONS	$(56,899)

PROVISION FOR INCOME TAXES	$–

NET INCOME (LOSS)	$(56,899)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

The accompanying notes are an integral part of these financial statements.

F-4

WELSIS CORP.

STATEMENT OF STOCKHOLDER EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, August 16, 2021	–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on August 18, 2021	2,000,000	200	–	–	200

Net loss for the year ended September 30, 2021	–	–	–	(56,899)	(56,899)

Balance, September 30, 2021	2,000,000	$200	$–	$(56,899)	$(56,699)

The accompanying notes are an integral part of these financial statements.

F-5

WELSIS CORP.

STATEMENT OF CASH FLOWS

From August 16, 2021 (Inception) to September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(56,899)
Interest payable	333
CASH FLOWS USED IN OPERATING ACTIVITIES	(56,566)
CASH FLOWS USED IN INVESTING ACTIVITIES
Mobile application and website	(39,334)
CASH FLOWS USED IN OPERATING ACTIVITIES	(39,334)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	200
Accounts payable -Related Party Loans	100
Accounts payable	55,600
Note payable	40,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$95,900

Net increase in cash and equivalents	–
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	–

Supplemental cash flow information:
Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-6

WELSIS CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

SINCE INCEPTION ON AUGUST 16, 2021 TO SEPTEMBER 30, 2021

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Welsis Corp. (referred as the “Company”, “we”, “our”) was Incorporated in the State of Wyoming and established on August 16, 2021. We are a development-stage company formed to commence operations concerned with the virtual psychological therapy that is also known as teletherapy or telepsychology services. We have developed a full business plan. Our Company provides the psychological support for adolescents (from 14 years) and adults, for men and women, therapy for individuals, couples and families. Also we plan to provide mental health care to specific communities, for example to the corporative sector of business in a form of corporate group sessions or individual ones. We have purchased a website and a working prototype of online services mobile platform application known as “Psychologist-24”.

Our business office is located at Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070. Our telephone number is +13855009709.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $56,899 at September 30, 2021, a net loss of $56,899 since inception to September 30, 2021. The Company has Accounts payable on a balance sheet of $55,600 at September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

F-7

The Company’s year-end is September 30.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company issued 2,000,000 common shares for $200 at par value $0.0001 for the purpose of taking care of financial operations for the Company by the director Danilo Vukadinovic.

As of September 30, 2021 the Company owes $100 in Accounts Payable-Related party currently to director for his contribution to the company.

Mobile Application and Website development- amortization

The Company is using straight- line amortization for our mobile application and website since they are fully operational as of September 1, 2021.

Mobile Application and Website – 40,000

Term of amortization – 5 years

As of September 30, 2021 the company’s amortization was $666.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

F-8

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of September 30, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Intangible Asset Impairment analysis

Per US GAAP, ASC 360-10-35-17, an impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. That assessment shall be based on the carrying amount of the asset at the date it is tested for recoverability, whether in use (see paragraph 360-10-35-33) or under development (see paragraph 360-10-35-34). An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value.

NOTE 4 – LOAN FROM DIRECTOR

As of September 30, 2021, the Company owed $100 to the Company’s sole director, Danilo Vukadinovic for the Company’s working capital purposes. The amount is outstanding and payable upon request. The company compensated the director by issuing common shares 2,000,000 at par value $200 towards incurred company’s expenses. Furthermore, as of September 1, 2021 the director will be compensated on a monthly basis $600 which will accumulate in Accounts payable at the moment.

NOTE 5 – COMMON STOCK

As of September 30, 2021, the Company issued 2,000,000 shares of common stock to a director at $0.0001 per share in consideration of $200 to pay partial Incorporation fees expenses;

F-9

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Danilo Vukadinovic, has agreed to provide his own premise under office needs. He will not take any fee for these premises, it is for free use.

NOTE 7 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

September 30, 2021

Tax benefit (expenses) at U.S. statutory rate	$(11,949)
Change in valuation allowance	11,949
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

September 30, 2021

Net operating loss	$11,949
Valuation allowance	(11,949)
Deferred tax assets, net	$–

The Company has accumulated approximately $56,899 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to September 30, 2021 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$11.12
Legal and Professional Fees	2,000
Accounting and auditing	11,000
Transfer Agent fees	–
EDGARization	1,000
TOTAL	$14,011

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 30, 2021 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share for a consideration of $200 to Mr. Danilo Vukadinovic, CEO of Welsis Corp.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
10.1	Consulting Agreement
10.2	Mobile Application and Website Purchase Agreement
10.3	Mobile Application Development Agreement
10.4	Subscription Agreement
10.5	Note Payable
23.2	Consent of Independent Auditor

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

II-2

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 13, 2021.

Welsis Corp., Registrant

By:	/s/ Danilo Vukadinovic
Danilo Vukadinovic, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 13, 2021	By:	/s/ Danilo Vukadinovic
Danilo Vukadinovic, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

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